UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 30, 2003
(Date of Report)

Oshkosh B'Gosh, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-13365	39-0519915
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)
112 Otter Avenue Oshkosh, Wisconsin 54901 (Address of principal executive offices)

(920) 231-8800
 (Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On October 30, 2003 Oshkosh B'Gosh, Inc. (NASDAQ:GOSHA) amended its credit agreement (the "Credit Agreement"), originally dated as of October 30, 2002, between the Company and U.S. Bank National Association and participating banks. The Credit Agreement provides for a $75,000,000 revolving credit facility available for general corporate purposes including cash borrowings and issuances of letters of credit. A copy of the amendment to the Credit Agreement is filed with this Form 8-K as Exhibit 99 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits
99.

Amendment No. 1 to Credit Agreement and Assignment and Acceptance Agreement, dated October 30, 2003, among Oshkosh B'Gosh, Inc., a Delaware corporation, as borrower, OshKosh B'Gosh Investments Inc., as Guarantor, U.S. Bank National Association, for itself as a Bank, an LOC Bank and as Agent for all Banks from time to time party to the Credit agreement, Fifth Third Bank, as a Bank and Assignee, Wells Fargo HSBC Trade Bank N.A., as a Bank, and The Hongkong and Shanghai Banking Corporation Limited, as an LOC Bank.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2003	By: /S/ Douglas W. Hyde
Douglas W. Hyde
President and Chief Executive Officer